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                                                                    Exhibit 3.64

                                                                          PAGE 1

                                    DELAWARE
                              --------------------
                                 THE FIRST STATE

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "KTI NEW JERSEY FIBERS, INC." AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE SEVENTEENTH DAY OF AUGUST, A.D. 1998, AT 4:30 O'CLOCK P.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.


[SEAL]

                                       /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

2934318  8100H                                AUTHENTICATION: 1782894

020316616                                               DATE: 05-17-02

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                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 08/17/1998
                                                          981322749 - 2934318

                          CERTIFICATE OF INCORPORATION

                                       OF

                           KTI NEW JERSEY FIBERS, INC.
                                      *****

l.   The name of the corporation is KTI NEW JERSEY FIBERS, INC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.   The nature of the business or purposes to be conducted or promoted is:

 To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is 1500 each without par value.

5.   The name and mailing address of each incorporator is as follows:

NAME                      MAILING ADDRESS
----                      ---------------

Robert E. Wetzel          7000 Boulevard East, Guttenburg, NJ 07093

6.   The corporation is to have perpetual existence.

DEL. - 0042 - 10/21/94

                                        1

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I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hands this 17th day of August, 1998.


                                                Robert E. Wetzel
                                                ----------------
                                                Robert E. Wetzel
                                                Sole Incorporator

DEL. - 0042 - 10/21/94

                                        2